EXHIBIT 99.1

PRESS RELEASE

Greenfield Online Acquires CIAO AG for $154 Million,
Increases Share of European Survey Solutions Market

Ciao’s Rapid Revenue Growth Linked to Success of its Online Community
Platform, Greenfield Online to Adopt Ciao’s Platform in the U.S.

WILTON, CONNECTICUT, April 7, 2005 — Greenfield Online, Inc (Nasdaq: SRVY), a leading provider of Internet survey solutions to marketing research and consulting companies, today announced it has completed the acquisition of Munich-based Ciao AG for aggregate consideration valued at approximately $154 million USD. The consideration for the acquisition consists of €57,692,250 million in cash and 3,947,367 shares of Greenfield Online common stock valued at $20.19 USD per share (the closing price of the Greenfield Common Stock on Nasdaq on April, 6, 2005). The amount of consideration is subject to certain post closing adjustments. This acquisition brings together two leading providers of online survey solutions in North America and Europe and substantially speeds Greenfield Online’s time to market in capturing a greater share of the European survey solutions market opportunity. The acquisition is expected to be accretive to 2005 and future years’ earnings per share.

CIAO AG, headquartered in Munich, Germany, was founded in 1999. The company has 150 employees across six European offices in Munich, London, Paris, Madrid, Amsterdam and Timisoara, Romania, as well as a small office with 5 employees in the US.

For 2004, Ciao AG recorded revenue of approximately €18.1 million ($22.5 million USD) with growth of approximately 78% over 2003. Ciao AG recorded 2004 operating income of approximately €6.9 million ($8.6 million USD) representing growth of 100% over 2003 and EBITDA of €7.3 million (9.1 million USD) representing growth of 91% over 2003. These figures were computed based on German GAAP and reconciled to US GAAP. The Ciao AG client base grew by almost 100% in 2004 to 210 marketing research clients.

“From a revenue perspective, we believe Ciao AG is the largest independent survey research provider in Europe with an established online community that spans fifteen countries and a large, diverse client base,” stated Dean Wiltse, president and chief executive officer of Greenfield Online. “Together Greenfield Online and Ciao AG have the global panel capabilities, the sales and delivery teams and technology infrastructure to meet our worldwide clients’ broad data collection requirements. We also share a common belief that high quality data collection, combined with enhanced panel experience is essential to success.”

“With Ciao AG, we have not only substantially increased our international panel strength but we have also gained an innovative online community platform that we plan to adopt in the U.S. due to the success it has delivered for Ciao AG in terms of their ability to recruit, retain and entertain panelists. In addition, Ciao AG’s experienced European management team will help us accelerate the growth of Greenfield Online’s business globally.”

Max Cartellieri, Ciao AG’s Co-CEO said, “The online survey market is growing rapidly as more and more marketing research clients worldwide demonstrate a preference for online research. Our two companies are coming together at a very opportune time. We are pleased that Greenfield Online offered us this opportunity to join forces. Together we form a stronger competitor with far greater reach, serving the online survey requirements of the global marketing research community.”

Fred Paul, Ciao AG’s Co-CEO said, “Ciao AG’s online community sites in Europe have over 10 million unique visitors per month, across five different countries (Germany, France, UK, Italy and Spain). Ciao AG has successfully created an interactive community with participants actively engaged in taking surveys, writing product reviews and giving their opinions. This community provides Ciao AG access to panelists who visit the online community sites, sign up to become part of the panel, as well as provide their opinions in the form of product reviews. It is this community that helped Ciao AG to become the market leader for Internet surveys in Europe, delivering broad scale and scope for European projects due to their access to survey respondents across multiple European countries. Through the acquisition, Greenfield Online has significantly increased its reach across Germany, the United Kingdom, France, Spain, Italy, Sweden, The Netherlands, Poland, Belgium, Austria, and Switzerland.”

Going forward, Greenfield Online expects to integrate the Ciao AG platform in the US to enhance the user experience and engender a greater sense of community to our panelist base.

Ciao AG’s Munich headquarters will serve as Greenfield Online’s new European headquarters going forward. Ciao AG’s four managing directors will join Greenfield Online in management roles. Maximillian Ulrich Cartellieri, Ciao AG’s Co-Founder and Co-CEO becomes Greenfield Online’s Executive Vice President of Integration. Frederick Paul, Ciao AG’s Co-Founder and Co-CEO, becomes Greenfield Online’s Executive Vice President of Online Communities. Gunnar Piening, Ciao AG’s Managing Director of Online Surveys, becomes Greenfield Online’s Senior Vice President European Sales and Operations. Nicolas Metzke, Managing Director, Ciao AG France, who is responsible for panel development & support, becomes Greenfield Online’s Senior Vice President European Panel.

As a result of the transaction and issuance of the associated 3,947,367 shares of Greenfield Online common stock, Ciao AG shareholders in aggregate will own approximately fifteen percent of Greenfield’s total outstanding common stock. Included in that group are Ciao AG’s four managing directors. Messrs. Cartellieri and Paul, co-founders of Ciao AG, received 250,000 and 200,000 shares, respectively, of Greenfield Online common stock as part of the transaction. Messrs. Piening and Metzke each received 45,000 shares. The shares issued in the transaction were not registered and, accordingly, are “restricted securities” under the U.S. federal securities laws. Holders may resell the restricted securities only pursuant to a valid registration statement under the Securities Act of 1933 or an exemption from the requirements of such act.

Conference call and webcast access information

The Company has scheduled a conference call to discuss this acquisition for 8:30 AM ET today, Thursday, April 7, 2005. Dean A. Wiltse, CEO, will host the teleconference. Formal remarks will be followed by a question and answer session.

The dial-in number for the live conference call beginning at 8:30AM ET is 913-981-4901. Please call in at 8:20 AM ET to avoid delays. A live web cast of the conference call will be available on Greenfield Online’s website at http://www.greenfield.com through the “Investor Overview” link.

A replay of the call will be available from 11 AM ET on Thursday, April 7 through midnight ET on Thursday, April 21 by telephone at 719–457-0820. The password for the replay is 5644532. The webcast of the conference call will be available for 30 days following the call at http://www.greenfield.com, through the “Investor Overview” link.

About Greenfield Online

Greenfield Online, headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company has built and actively manages the Greenfield Online panel, a 100% double opt-in Internet-based panel of over 5.7 million individuals residing in households containing an estimated 14.8 million people. This proprietary panel allows Greenfield to supply its clients with diverse, demographically representative survey research data. For more information visit http://www.Greenfield.com.

Company Contact:	IR Agency Contact:
Cynthia Brockhoff	David Pasquale
Vice President – Investor Relations	The Ruth Group
Greenfield Online	Ph: (646) 536-7006
Ph: (203)-846-5772	dpasquale@theruthgroup.com
Cbrockhoff@Greenfield.com

PR Agency Contact:
Martha Griffin
Austin Lawrence Group
Ph: (203)-391-3025
mg@austinlawrence.com

Safe Harbor Statement

Certain statements in this press release, as well as oral statements made by management directly related to this press release, may constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, benefits to be derived from our acquisition of the Ciao business, including integration of panel and personnel associated with Ciao, predictions and guidance relating to the Company’s future financial performance and market share expansion, the effect of the Ciao acquisition on our 2005 and future years’ earnings per share, sales bookings, bid volume, backlog, and Internet penetration of the global market research industry. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology. The forward-looking statements contained herein are based on the Company’s current expectations but they involve a number of risks and, uncertainties and do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed by the Company after the date of this release. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks related to: our ability to successfully integrate the Ciao business with our own, including retaining key employees and panel members, to derive the expected benefits of the acquisition of Ciao, and to maintain the size and demographic composition of the Greenfield Online panel; our panelists’ responsiveness to our surveys; our reliance of our largest customers; our ability to compete with marketing research firms and other potential competitors; our ability to manage our growth and international expansion; our online business model; demand for our products and services; the strength of our brand; and other risks detailed in our filings with the Securities and Exchange Commission available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.